Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

AstraZeneca PLC:

We consent to the use of our report dated 2 February 2017, with respect to the consolidated statements of financial position of AstraZeneca PLC and subsidiaries as of 31 December 2016 and 2015, and the related consolidated statements of comprehensive income, changes in equity, and cash flows for each of the years then ended, incorporated herein by reference.

/s/ KPMG LLP
KPMG LLP
London, United Kingdom
14 August 2018